                                                                    EXHIBIT 99.1

                                   April 16, 2004

Mr. Jonathan E. Baum
President
George K. Baum Advisors LLC
As Advisor to the Board of Directors
of Butler Manufacturing Company
Kansas City, Missouri  64105

Dear John:

         This letter renews the proposal set forth in the letter of Robertson-Ceco Corporation ("RCC") to the Board of Directors of Butler Manufacturing Company, dated April 13, 2004. In addition, this letter identifies the financing sources for the proposed transaction.

         Enclosed is a copy of a proposal from the Longleaf Partners Small-Cap Fund to provide up to $100 million of capital to facilitate the purchase of Butler shares from shareholders who make the cash election. Also enclosed is a proposal from LaSalle Bank National Association to provide up to $225 million of financing in connection with the proposed combination.

         RCC is prepared to deliver to Butler audited financial statements for its five past fiscal years, upon receipt of a customary confidentiality agreement.

         RCC believes that its proposal is a "Superior Proposal" under Butler's Agreement and Plan of Merger with BlueScope Steel Limited and requests Butler to cooperate with the identified capital sources and RCC to confirm the available funding, and ultimately to withdraw its recommendation that the Butler shareholders vote for approval of the BlueScope proposal.

                                             Very truly yours,

                                             Robertson-Ceco Corporation

[LOGO]

SOUTHEASTERN ASSET
MANAGEMENT, INC.

                                           April 14, 2004

Robertson-Ceco Corporation
5600 Three First National Plaza
Chicago, Illinois 60602

Attn: Mr. Michael Heisley

Dear Mr. Heisley:

         We are pleased to present, for your consideration, our proposal for an investment by Longleaf Partners Small-Cap Fund of between sixty million dollars ($60,000,000) and one hundred million dollars ($100,000,000) in Butler Manufacturing Company ("Butler") concurrently with a proposed transaction for the combination of Butler with the three operating divisions of Robertson Ceco Corporation as described in the proposal letter attached hereto as Exhibit A (the "Transaction). As set forth in more detail in the attached term sheet, the investment would be made concurrently with the closing of the Transaction.

         The term sheet attached hereto as Exhibit B is for discussion purposes only and, except as set forth therein, is not binding. The completion of the transactions contemplated by the term sheet would be subject, among other things, to our satisfactory completion of financial and legal due diligence, as well as the execution of definitive agreements acceptable to us with respect to the proposed investment and the Transaction.

         We are excited about the proposed investment and very much look forward to working with you in implementing a transaction that would be in the best interests of all parties involved.

                                    Very truly yours,

                                    LONGLEAF PARTNERS SMALL-CAP FUND

                                    By: /s/ G. Staley Cates
                                        -------------------------------
                                    Name: G. Staley Cates
                                    Title: Co-Portfolio Manager

INVESTMENT ADVISOR TO

    [LOGO]

   LONGLEAF
PARTNERS FUNDS  6410 POPLAR AVE. - SUITE 900 - MEMPHIS, TN 38119 - (901)761-2474

                                    Exhibit A

                                         April 13, 2004

CONFIDENTIAL
The Board of Directors
Butler Manufacturing Company
1540 Genessee Street
Kansas City, Missouri 64102

Gentlemen:

         This letter sets forth a proposal for the combination of the businesses of Butler Manufacturing Company, a Delaware corporation ("Butler"), and the three operating divisions of Robertson Ceco Corporation, a Delaware corporation ("RCC"), and an opportunity for liquidity for Butler shareholders who desire it. The three operating divisions of RCC, each of which is engaged in North America in the design, fabrication and sale of pre-engineered buildings, are Star Building Systems ("Star"), Ceco Building Systems ("Ceco") and Robertson Building Systems Canada ("RBS").

         Under our proposal, Butler shareholders will have the right to elect to receive in cash $23 per share or alternatively to continue their ownership of shares in the combined company. We believe the shares in the publicly traded, combined company will have a long term value significantly above $23 per share.

         We have arranged to refinance outstanding Butler debt, including letters of credit. We are prepared to purchase all three series of the 8.02%, the 6.57% and the 7.87% Senior Notes issued by Butler and further extend the Noteholder Amendment and Acknowledgement Agreements. In connection therewith, we are prepared to offer the existing noteholders a value of par plus accrued interest plus the "make-whole" payment at the completion of the transaction.

         We believe that our proposal as set forth below is superior to the BlueScope buyout proposal. Accordingly, we respectfully suggest that the Butler Board of Directors should determine in fulfillment of its fiduciary duties to withdraw its recommendation that the Butler shareholders vote for approval of the BlueScope proposal.

         The combined net sales and EBITDA of Star, Ceco and RBS for the year ended December 31, 2003, and the average annual combined net sales and EBITDA of Star, Ceco and RBS for the five years ended December 31, 2003 are as follows:

Board of Directors
Butler Manufacturing Company
April 13, 2004
Page 2

                                            Average Annual for Five Years
             Year Ended December 31, 2003      Ended December 31, 2003
             ----------------------------   -----------------------
Net sales           $287.6 million                 $291.9 million

EBITDA              $ 16.6 million                 $ 27.3 million

A combined balance sheet for the three divisions at December 31, 2003, excluding all assets and liabilities to be retained by RCC, is attached hereto as Exhibit A.

         We propose to combine the operating divisions of RCC and Butler in a transaction that values the shares of Butler common stock at $26,00 per share. The RCC operating divisions would be valued at 6.7x the average EBITDA of the divisions for the five years ended December 31, 2003. The multiple of 6.7x EBITDA when applied to Butler's average annual EBITDA for the same period results in a value of $22,50 per Butler common share, as proposed to be paid by BlueScope. Based on these values, we believe the combination of Butler and the RCC operating divisions is immediately accretive to Butler's shareholders. See Exhibit B, As part of the transaction proposed by us, Butler shareholders who do not wish to continue their ownership of shares in the combined enterprise would be given the opportunity to receive $23.00 per Butler common share in cash.

         We propose that the transaction will be effected as follows:

                  1. RCC will transfer all of the operating assets and liabilities of each of Star, Ceco and RBS to newly formed corporations for each respective division. In addition, each division will assume any currently outstanding indebtedness relating to its business and assets. RCC will retain certain intercompany obligations owed to it by affiliates and certain liabilities (including contingent claims) relating to discontinued operations.

                  2. RCC will transfer the stock of the newly formed corporations to a newly formed corporation ("Newco"), and Newco will form an acquisition subsidiary ("Newco Acquisition").

                  3. Butler will commit to issue shares of its common stock at a price of $23.00 per share immediately prior to the merger described below, in an amount sufficient to fund the cash portion of the merger described in item 4 below, but not less than $60 million of newly issued shares. RCC has identified investors who are prepared to commit to purchase the shares to be issued.

                  4. Newco Acquisition will merge with and into Butler. Butler shareholders will elect to either receive cash at $23 per share or receive one registered Newco share for each Butler share. Newco will own 100% of Butler, will change its name to Butler ("New Butler"), and will become the public

Board of Directors
Butler Manufacturing Company
April 13, 2004
Page 3

                           reporting company. It is anticipated that following the merger, a minimum of approximately 43.1% of the New Butler shares will be held by RCC and 16.6% by the new investors.

                  5. Following the merger, RCC nominees will constitute a majority of the board of directors of New Butler. At least three (3) current Butler directors will be asked to continue as members of the board of New Butler.

                  6.       The Butler management contracts will be honored.

                  7. Outstanding indebtedness of Butler will be refinanced.

                  8. RCC will continue in existence with substantial net worth and will discharge its liabilities as they come due.

         As a result of (a) the refinancing of Butler debt, (b) the synergies derived from the combined operations, (c) value associated with the successful conclusion of the Louisiana Pacific litigation and (d) input from RCC designated board members, we believe that the market value of the New Butler shares will significantly exceed the current BlueScope valuation of $22.50 per share. Recognizing that the business cycle for the pre-engineered metal buildings businesses in which Butler and RCC participate was at a five-year low in 2003, we expect that Butler shareholders would also benefit from being able to continue their share ownership when the business cycle improves. For these reasons, we believe our proposal is superior for Butler shareholders than the current BlueScope buyout proposal.

         RCC is ready to immediately negotiate and sign a definitive agreement for the transaction, without contingencies. We believe that HSR clearance should be obtained expeditiously. We suggest that any review by Butler of the Star, Ceco and RBS businesses could be commenced immediately and concluded during the next week or so while definitive agreements are prepared. Because we have also conducted significant due diligence during our participation in your sale process in late 2003, we have substantially completed our review of Butler. We believe the transaction structure proposed herein allows us to put a value on Butler above our valuation arrived at during the 2003 sales process.

Board of Directors
Butler Manufacturing Company
April 13, 2004
Page 4

         Provided that Butler's Board of Directors withdraws not later than April 23, 2004 its recommendation that its shareholders approve the BlueScope buyout proposal, our proposal will remain open until the close of business on April 30, 2004. Please contact the undersigned at (312) 419-8220 to indicate your acceptance of our proposal and with any questions you may have.

                                      Very truly yours,

                                      E.A. Roskovensky
                                      President

EAR:idt

ROBERTSON CECO
CORPORATION

CECO BUILDINGS, STAR BUILDINGS, HH ROBERTSON
OPERATING DIVISIONS
PROPOSED COMBINED
BALANCE SHEET
DECEMBER 31, 2003
(IN THOUSANDS)

ASSETS

Current Assets:
   Cash and cash equivalents                      9,449
   Accounts and notes receivable                 30,202
   Inventories                                   16,985
   Deferred taxes - current                       1,079
   Other current assets                             566
                                                -------
       Total current assets                      58,281

Property, plant & equipment, net                 38,370

Notes receivable from affiliates                      0

Goodwill                                          3,123

Deferred taxes                                    6,413

Other noncurrent assets                             876

                                                -------
TOTAL ASSETS                                    107,063
                                                =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Current portion - long-term debt               6,697
   Accounts payable                              16,194
   Accrued payroll and benefits                   6,357
   Other accrued liabilities                      8,455

                                                -------
       Total Current assets                      37,703

Long - term debt                                  9,298

Minimum pension liability                        18,293

Long - term warranty                              3,219

Other long - term liabilities                     3,320

Stockholders' Equity:
   Capital surplus                               77,354
   Accumulated deficit                          (30,183)
   Accumulated and comprehensive income         (11,941)

                                                -------
       Total stockholders' equity                35,230

                                                -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      107,063
                                                =======

Exhibit B

1      Blue Scope Multiple Paid of Butlers last 5 years EBITDA               6.7x

2      RCC 5 years average EBITDA                                           27.3
       EBITDA Multiple                                                       6.7
                                                                           ---------
       RCC Enterprise Value                                                  183
       Less Debt                                                               7
                                                                           ---------
       Equity Value                                                          176 mm

       New Butler shares issued to
       RCC @26                                                              6.77 mm

       Value of shares issued @ $23   (1)                                  155.7 mm

       Value transfer to Butler shareholders                              $   20 mm
        (Approximate $3 per share)

(1) implies an EDITDA multiple of 5.97 times

[UBS INVESTMENT BANK LOGO]

                                    EXHIBIT B

                                SUMMARY OF TERMS
                               PROPOSED INVESTMENT
                                 APRIL 13, 2004

         This term sheet ("Term Sheet") summarizes the principal terms of a proposed investment by Longleaf Partners Small-Cap Fund (the "Investor") of between sixty million dollars ($60,000,000) and one hundred million dollars ($100,000,000) in Butler Manufacturing Company ("Butler") concurrently with a proposed transaction for the combination of Butler with the three operating divisions of Robertson Ceco Corporation as described in the proposal letter attached hereto as Attachment A (the "Transaction"), This Term Sheet is for discussion purposes only and, except as set forth in the "Publicity" provisions, is not binding. The binding provisions will survive any termination or expiration of this Term Sheet, may be amended or modified only by a writing executed by both parties and constitute the entire agreement between the parties with respect to the subject matter thereof. The transaction contemplated hereby is subject, among other things, to the Investor's satisfactory completion of financial and legal due diligence, as well as the definitive agreements relating to the Transaction and the proposed investment being reasonably acceptable to the Investor.

OFFERING TERMS

Issuer:                              Butler

Investor:                            Longleaf Partners Small-Cap Fund

Securities To Be Issued:             Between 2,608,695 and 4,347,825 shares (the
                                     "Common Shares") of Common Stock of Butler at the Per Share Purchase Price (as defined below).

Aggregate Proceeds to Butler:        Between sixty million dollars ($60,000,000)
                                     and one hundred million dollars ($
                                     100,000,000).

Use of Proceeds:                     To fund a cash election in the Merger for
                                     existing Butler shareholders to receive $23 per share and/or to repay existing indebtedness of Butler.

Per Share Purchase Price:            $23.00

Expected Closing Date:               Concurrent with the closing of the
                                     Transaction.

Expenses:                            Each party shall bear its own expenses in
                                     connection with the transactions
                                     contemplated by this Term Sheet.

Documentation:                       Robertson Ceco will have responsibility for
                                     negotiating the terms and conditions of the definitive agreements relating to the
                                     Transaction and the Investor will be
                                     responsible for drafting the definitive
                                     agreements relating to the proposed
                                     investment.

TERMS OF STOCK PURCHASE AGREEMENT

Representations and Warranties:      Standard representations and warranties by
                                     Butler with respect to Butler and Robertson
                                     Ceco with respect to the Contributed
                                     Entities and their assets and liabilities.
                                     Additional representations by Robertson
                                     Ceco with respect to its solvency both
                                     before and after the closing (e.g. the
                                     value of its assets exceeds those of its liabilities, its ability to pay its present and anticipated liabilities as they come due (including contingent, unliquidated and/or disputed liabilities and demands with respect to, inter alia, asbestos) and the amount, availability and sufficiency of its capital).

Conditions to Closing:               Standard conditions to closing, including,
                                     without limitation: (i) consummation of the Transaction without any material waiver not approved by the Investor (which approval will not be unreasonably withheld by the Investor); (ii) the absence of any material adverse change in the businesses of the Contributed Entities or Butler; (iii) the accuracy in all material respects of Butler's and Robertson Ceco's representations and their compliance in all material respects with the covenants and other obligations contained in the definitive agreements; (iv) the Investor having completed a due-diligence review with respect to Butler and the Contributed
                                     Entities, which due diligence review does not reveal any facts, developments or circumstances that are reasonably likely to cause a material adverse effect, including with respect to the nature, number, historical payouts, available insurance coverage and trends with respect to Robertson Ceco's asbestos claims; (v) obtaining all necessary governmental consents, including under the
                                     Hart-Scott-Rodino Antitrust Improvements
                                     Act of 1976, as amended; (vi) Butler being in compliance with all applicable rules and regulations of the New York Stock Exchange
                                     (both before and after giving effect to the Transaction); (vii) the Common Shares to be purchased having been listed for quotation on the New York Stock Exchange; (viii) approval of the investment by the Investor's board of trustees; (ix) execution of the investor rights agreement on terms and conditions reasonably satisfactory to the Investor; (x) receipt of any and all necessary shareholder approvals with respect to the Transaction and share issuance; (xi) the effectuation of the necessary amendments to the organizational documents of Butler to effect the Transaction; (xii) no action, injunction or order being in place which prohibits the consummation of the
                                     Transaction or the share issuance; and
                                     (xiii) receipt of appropriate officers'
                                     certificates and legal opinion.

Indemnification:                        The Investor to receive customary
                                        indemnification from Butler and
                                        Robertson Ceco.

TERMS OF INVESTOR RIGHTS AGREEMENT

Registration Rights:                    (a) Resale Registration. At any time
                                        after the closing, if requested by the
                                        Investor, to the extent Butler is
                                        eligible to file a registration
                                        statement on Form S-3, Butler shall file a registration statement c overing the resale of the Common Shares (each such registration statement, a "Shelf
                                        Registration Statement"). Butler shall
                                        use its reasonable best efforts to cause each Shelf Registration Statement to be effective promptly after receiving any such request from the Investor. Expenses shall be paid by Butler.

                                        (b) Demand Rights. Beginning immediately upon the closing, two demand registrations for underwritten public offerings (or block trades), provided the anticipated aggregate offering price in each demand registration shall be at least $20,000,000. Expenses of the registration shall be paid by Butler.

                                        (c) Piggyback Rights. The Investor shall have unlimited piggyback registration rights with respect to primary-offerings of the Common Shares, subject to cutback at the underwriter's discretion; provided Rule 144 sales are not available. Expenses incurred in connection therewith shall be paid by Butler

Restriction on Transfer by
Robertson Ceco:                         Robertson Ceco will be prohibited from
                                        transferring or disposing of the RC
                                        Shares without the Investor's consent as long as the Investor continues to hold at least 1,000,000 of the Common Shares.
                                        The parties will discuss an appropriate
                                        mechanism to permit limited dispositions of the RC Shares following an agreed upon period.

Minority Protections:                   Supermajority approval (i.e., majority
                                        approval of shareholders other than
                                        Robertson Ceco) in the case of
                                        transactions involving Robertson Ceco,
                                        such as a going private transaction.

Consulting Rights:                      Butler will consult with the Investor
                                        before making material capital
                                        allocation decisions, including, the
                                        incurrence of significant indebtedness,
                                        the sale or purchase of assets above
                                        designated thresholds and the issuance
                                        or redemption of equity securities.

Financial Information:                  Butler shall provide to the Investor, on
                                        the same day as filed with the
                                        Securities and Exchange Commission
                                        ("SEC"), copies of its annual, quarterly and other reports filed with the SEC pursuant to Section
                                        13 or Section 15(d) of the Securities
                                        Exchange Act of 1934. Butler's auditors
                                        shall be an accounting firm of national
                                        reputation.

OTHER MATTERS

Certain Legal Expenses:                 Robertson Ceco will pay all costs,
                                        including legal expenses, incurred by
                                        Butler arising from or related to
                                        asbestos liabilities of Robertson Ceco
                                        or any predecessor of the Contributed
                                        Entities.

Transfer of Rights:                     Any rights accorded to the Investor may
                                        be transferred to (i) any affiliate or
                                        associate of the Investor and (ii) any
                                        other transferee who acquires at least
                                        25% of the Common Shares; provided in
                                        each instance that Butler is given
                                        written notice thereof.

Publicity:                              Robertson Ceco will not discuss the
                                        terms or existence of this Term Sheet
                                        with any person other than key officers, directors of Robertson Ceco or Robertson
                                        Ceco's accountants or attorneys without
                                        the prior consent of the Investor,
                                        except as required by law. In addition,
                                        Robertson Ceco shall not use the
                                        Investor's name in any manner, context
                                        or format without the prior review
                                        and approval of the Investor.

                            [SIGNATURE PAGES FOLLOW]

                                        AGREED AND ACCEPTED:

                                        ROBERTSON-CECO CORPORATION

                                        BY:_____________________________________
                                                 NAME:
                                                 TITLE:

                      [SIGNATURE PAGE TO SUMMARY OF TERMS]

                                        AGREED AND ACCEPTED:

                                        LONGLEAF PARTNERS SMALL-CAP FUND

                                        BY: /s/ G. Staley Cates
                                           ------------------------------------
                                           NAME: G. STALEY CATES
                                           TITLE: CO-PORTFOLIO MANAGER

                      [SIGNATURE PAGE TO SUMMARY OF TERMS]

                                  Attachment A

                                                          April 13, 2004

CONFIDENTIAL
The Board of Directors
Butler Manufacturing Company
1540 Genessee Street
Kansas City, Missouri 64102

Gentlemen:

         This letter sets forth a proposal for the combination of the businesses of Butler Manufacturing Company, a Delaware corporation ("Butler"), and the three operating divisions of Robertson Ceco Corporation, a Delaware corporation ("RCC"), and an opportunity for liquidity for Butler shareholders who desire it. The three operating divisions of RCC, each of which is engaged in North America in the design, fabrication and sale of pre-engineered buildings, are Star Building Systems ("Star"), Ceco Building Systems ("Ceco") and Robertson Building Systems Canada ("RBS").

         Under our proposal, Butler shareholders will have the right to elect to receive in cash $23 per share or alternatively to continue their ownership of shares in the combined company. We believe the shares in the publicly traded, combined company will have a long term value significantly above $23 per share:

         We have arranged to refinance outstanding Butler debt, including letters of credit. We are prepared to purchase all three series of the 8.02%, the 6.57% and the 7.87% Senior Notes issued by Butler and further extend the Noteholder Amendment and Acknowledgement Agreements. In connection therewith, we are prepared to offer the existing noteholders a value of par plus accrued interest plus the "make-whole" payment at the completion of the transaction.

         We believe that our proposal as set forth below is superior to the BlueScope buyout proposal. Accordingly, we respectfully suggest that the Butler Board of Directors should determine in fulfillment of its fiduciary duties to withdraw its recommendation that the Butler shareholders vote for approval of the BlueScope proposal.

         The combined net sales and EBITDA of Star, Ceco and RBS for the year ended December 31, 2003, and the average annual combined net sales and EBITDA of Star, Ceco and RBS for the five years ended December 31, 2003 are as follows:

Board of Directors
Butler Manufacturing Company
April 13, 2004
Page 2

                                                       Average Annual for Five Years
                  Year Ended December 31, 2003            Ended December 31, 2003
                  ----------------------------         -----------------------------
Net sales                 $287.6 million                    $291.9 million

EBITDA                    $ 16.6 million                    $ 27.3 million

A combined balance sheet for the three divisions at December 31, 2003, excluding all assets and liabilities to be retained by RCC, is attached hereto as Exhibit A.

         We propose to combine the operating divisions of RCC and Butler in a transaction that values the shares of Butler common stock at $26.00 per share. The RCC operating divisions would be valued at 6.7x the average EBITDA of the divisions for the five years ended December 31, 2003. The multiple of 6.7x EBITDA when applied to Butler's average annual EBITDA for the same period results in a value of $22.50 per Butler common share, as proposed to be paid by BlueScope. Based on these values, we believe the combination of Butler and the RCC operating divisions is immediately accretive to Butler's shareholders. See Exhibit B. As part of the transaction proposed by us, Butler shareholders who do not wish to continue their ownership of shares in the combined enterprise would be given the opportunity to receive $23.00 per Butler common share in cash.

         We propose that the transaction will be effected as follows:

               1. RCC will transfer all of the operating assets and liabilities of each of Star, Ceco and RBS to newly formed corporations for each respective division. In addition, each division will assume any currently outstanding indebtedness relating to its business and assets. RCC will retain certain intercompany obligations owed to it by affiliates and certain liabilities (including contingent claims) relating to discontinued operations.

               2. RCC will transfer the stock of the newly formed corporations to a newly formed corporation ("Newco"), and Newco will form an acquisition subsidiary ("Newco Acquisition").

               3. Butler will commit to issue shares of its common stock at a price of $23.00 per share immediately prior to the merger described below, in an amount sufficient to fund the cash portion of the merger described in item 4 below, but not less than $60 million of newly issued shares. RCC has identified investors who are prepared to commit to purchase the shares to be issued.

               4. Newco Acquisition will merge with and into Butler. Butler shareholders will elect to either receive cash at $23 per share or receive one registered Newco share for each Butler share. Newco will own 100% of Butler, will change its name to Butler ("New Butler"), and will become the public

Board of Directors
Butler Manufacturing Company
April 13, 2004
Page 3

                    reporting company. It is anticipated that following the merger, a minimum of approximately 43.1% of the New Butler shares will be held by RCC and 16.6% by the new investors.

               5. Following the merger, RCC nominees will constitute a majority of the board of directors of New Butler. At least three (3) current Butler directors will be asked to continue as members of the board of New Butler.

               6.   The Butler management contracts will be honored.

               7.   Outstanding indebtedness of Butler will be refinanced.

               8. RCC will continue in existence with substantial net worth and will discharge its liabilities as they come due.

         As a result of (a) the refinancing of Butler debt, (b) the synergies derived from the combined operations, (c) value associated with the successful conclusion of the Louisiana Pacific litigation and (d) input from RCC designated board members, we believe that the market value of the New Butler shares will significantly exceed the current BlueScope valuation of $22.50 per share. Recognizing that the business cycle for the pre-engineered metal buildings businesses in which Butler and RCC participate was at a five-year low in 2003, we expect that Butler shareholders would also benefit from being able to continue their share ownership when the business cycle improves. For these reasons, we believe our proposal is superior for Butler shareholders than the current BlueScope buyout proposal.

         RCC is ready to immediately negotiate and sign a definitive agreement for the transaction, without contingencies. We believe that HSR clearance should be obtained expeditiously. We suggest that any review by Butler of the Star, Ceco and RBS businesses could be commenced immediately and concluded during the next week or so while definitive agreements are prepared. Because we have also conducted significant due diligence during our participation in your sale process in late 2003, we have substantially completed our review of Butler. We believe the transaction structure proposed herein allows us to put a value on Butler above our valuation arrived at during the 2003 sales process.

Board of Directors
Butler Manufacturing Company
April 13, 2004
Page 4

         Provided that Butler's Board of Directors withdraws not later than April 23, 2004 its recommendation that its shareholders approve the BlueScope buyout proposal, our proposal will remain open until the close of business on April 30, 2004. Please contact the undersigned at (312) 419-8220 to indicate your acceptance of our proposal and with any questions you may have.

                                                          Very truly yours,

                                                          E.A. Roskovensky
                                                          President

EAR:idt

ROBERTSON CECO
CORPORATION

CECO BUILDINGS, STAR BUILDINGS, HH ROBERTSON
OPERATING DIVISIONS
PROPOSED COMBINED
BALANCE SHEET
DECEMBER 31, 2003
(IN THOUSANDS)

ASSETS

Current Assets:
   Cash and cash equivalents                                     9,449
   Accounts and notes receivable                                30,202
   Inventories                                                  16,985
   Deferred taxes - current                                      1,079
   Other current assets                                            566

                                                               -------
     Total current assets                                       58,281

Property, plant & equipment, net                                38,370

Notes receivable from affiliates                                     0

Goodwill                                                         3,123

Deferred taxes                                                   6,413

Other noncurrent assets                                            876

TOTAL ASSETS                                                   -------
                                                               107,063
                                                               =======
LIABILITIES AND STOCKHOLDERS'
EQUITY

Current Liabilities:
   Current portion - long-term debt                              6,697
   Accounts payable                                             16,194
   Accrued payroll and benefits                                  6,357
   Other accrued liabilities                                     8,455
                                                               -------
     Total Current assets                                       37,703

Long - term debt                                                 9,298

Minimum pension liability                                       18,293

Long - term warranty                                             3,219

Other long - term liabilities                                    3,320

Stockholders' Equity:
   Capital surplus                                              77,354
   Accumulated deficit                                         (30,183)
   Accumulated and comprehensive Income                        (11,941)
                                                               -------
     Total stockholders' equity                                 35,230
                                                               -------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  107,063
                                                               =======

Exhibit B

1    Blue Scope Multiple Paid of Butlers last 5 years EBITDA            6.7x

2    RCC 5 years average EBITDA                                        27.3
     EBITDA Multiple                                                    6.7
                                                                     ------
     RCC Enterprise Value                                               183
     Less Debt                                                            7
                                                                     ------
     Equity Value                                                       176 mm

     New Butler shares issued to
     RCC @26                                                           6.77 mm

     Value of shares issued @ $23   (1)                               155.7 mm

     Value transfer to Butler shareholders                           $   20 mm
       (Approximate $3 per share)

(1) implies an EDITDA multiple of 5.97 times

                   SUMMARY OF INDICATIVE TERMS AND CONDITIONS

Company:                   Robertson-Ceco Corporation (the "Company").

Loan Parties:              The Company and each of its subsidiaries.

Administrative Agent:      LaSalle Bank National Association ("LaSalle" and, in
                           such capacity, the "Administrative Agent").

Arranger:                  LaSalle.

Lenders: A syndicate of financial institutions (including LaSalle) and other accredited investors arranged by the Arranger in consultation with the Company.

Documentation Agent:       To be determined.

Syndication Agent:         To be determined.

Facilities:                Senior secured credit facilities (the "Facilities")
                           in the aggregate amount of $225.0 million, consisting of the following:

                           (a) $160.0 million revolving credit facility (the "Revolving Credit Facility"), with a subfacility for letters of credit issued by LaSalle or one of its affiliates (the "Issuing Lender") in an amount equal to $30.0 million; and

                           (b)      $65.0 million term loan facility (the "Term
                                    Loan").

Maturity:                  Five years from the closing date.

Availability:              Availability under the Revolving Credit Facility will
                           be based on a borrowing base formula, which will include advance rates of (i) 85% on eligible accounts receivable and (ii) the lesser of (a) 60% of eligible inventory or (b) 85% of the net orderly liquidation value of eligible inventory but, in either case, (a) or (b) shall not exceed $______ million. Eligibility definitions and advance rates shall be defined and confirmed by the Administrative Agent's Collateral
                           Reports (herein defined) and/or due diligence, in each case subject to reserves reasonably established by the Administrative Agent. Outstanding letters of credit will be reserved against availability.
                           Borrowings under the Revolving Credit Facility shall be governed by a weekly borrowing base certificate.
                           In the event that availability exceeds $35.0 million
                           (for period of time to be determined), borrowing base certificates will be required on a monthly basis.

                           Availability under the Term Loan will be based on the aggregate of (i) 80% of the net orderly liquidation value of the Company's unencumbered equipment and
                           (ii) 70% of the fair market value of certain real estate properties.

Purpose: To (a) finance the acquisition of Butler Manufacturing Company by the Company (the "Acquisition"), including related fees and expenses,
                           (b) refinance existing debt of the Loan Parties and
                           (c) provide for the working capital requirements and general corporate purposes of Company and its subsidiaries.

Fees and Interest Rates:   See Annex I.

Voluntary Prepayments      The Company may prepay amounts outstanding under the
and Commitment             Facilities in whole or in part (in minimum amounts to
Reductions:                be agreed upon), with prior notice but without
                           premium or penalty (but subject to payment of costs associated with breakfunding on LIBOR loans).
                           Prepayments under the Term Loan shall be applied against remaining scheduled installments pro rata.
                           The Company may reduce commitments under the Revolving Credit Facility upon advance notice and in minimum amounts to be agreed upon.

Amortization:              The Term Loan will amortize on a straight line basis
                           over seven years with monthly payments due on the last day of each month.

Security:                  The Facilities will be secured by a first priority
                           security interest in substantially all existing and after acquired assets (real and personal) of the Loan
                           Parties and all products and proceeds thereof. The
                           Loan Parties will authorize the filing of UCC financing statements prior to the closing of the Facilities. In addition, the Facilities will be secured by a first priority pledge of all outstanding equity securities of the Company and each of its subsidiaries.

Guarantees:                The Facilities will be guaranteed by all subsidiaries
                           of the Company.

Initial Conditions:        The closing of the Facilities will be subject to
                           customary closing conditions, all in form and substance satisfactory to the Administrative Agent, including, without limitation, the following:

                           (a) The Administrative Agent shall have received an executed credit agreement and other loan documents and all conditions to the initial borrowing thereunder shall have been satisfied. Such loan documents shall include conditions precedent, representations, warranties, affirmative, negative and financial covenants, Administrative Agent and Lender indemnity and reimbursement provisions, events of default, remedies, and other customary provisions.

                           (b) The Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the closing date.

                           (c) The Administrative Agent shall have received satisfactory evidence that (i) the sum of
                                    (x) the aggregate purchase price of the
                                    Acquisition and (y) the amount required to refinance all existing debt of the Loan Parties shall not exceed $_______ million and (ii) the aggregate fees and expenses with respect to the Acquisition will not exceed $_______ million.

                           (d) The Company shall have reported at least $_________ million in adjusted EBITDA for the most recent trailing twelve month period (on a combined basis) with all adjustments satisfactory to the Administrative Agent.

                           (e) After giving effect to the funding of the loans on the closing date and payment of all costs and expenses, the Administrative Agent shall receive a borrowing base certificate in form and substance satisfactory to the Administrative Agent with minimum excess availability of at least $35.0 million.

                           (f)      The Administrative Agent shall have received
                                    (i) audited consolidated financial
                                    statements for the Company and its
                                    subsidiaries for the fiscal years ending
                                    2001, 2002 and 2003 and (ii) unaudited
                                    interim consolidated financial statements for the Company and its subsidiaries for each fiscal month and quarterly period ended after the latest fiscal year referred to in clause (i) above.

                           (g) The Administrative Agent shall have received a pro forma consolidated balance sheet of the Company and its subsidiaries as of the date of the most recent consolidated balance sheet delivered pursuant to the preceding paragraph, adjusted to give effect to the consummation of the Acquisition and the financings contemplated hereby as if such transactions had occurred on such date, which is consistent in all material respects with the sources and uses of cash for the Acquisition previously described to the Administrative Agent and the forecasts previously provided to the Administrative Agent.

                           (h) The Administrative Agent and the Lenders shall have received projected income statements, balance sheets and cash flow statements prepared by the Company and giving effect to the Acquisition, the Facilities and the use of proceeds therefrom. The Company shall provide projections on a monthly basis for fiscal 2004 and on an annual basis thereafter.

                           (i) The Administrative Agent shall be satisfied with the results of its legal and business due diligence.

                           (j) The Administrative Agent shall have received a field audit examination and appraisals (including appraisals of inventory, equipment and real estate) (collectively, the "Collateral Reports") requested by the Administrative Agent and the results thereof shall be satisfactory to the Administrative Agent in its sole and absolute discretion. The Administrative Agent shall have the right to distribute the Collateral Reports and other due diligence reports it obtains from consultants engaged by the Company to other Lenders, subject only to reasonable confidentiality restrictions.

                           (k) The Administrative Agent shall have received the results of recent tax, judgment and UCC lien searches in each relevant jurisdiction with respect to the Loan Parties, and such searches shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by the credit agreement.

                           (l) If requested, the Administrative Agent shall have received an environmental audit with respect to certain real property owned or leased by the Loan Parties.

                           (m) All documents and instruments required to perfect the Administrative Agent's security interest in the collateral under the Facilities shall have been executed and be in proper form for filing, and, in connection with real estate collateral, the Administrative Agent shall have received title insurance policies, surveys, permits and other customary documentation requested by the Administrative Agent.

                           (n) The Administrative Agent shall be reasonably satisfied with the insurance program to be maintained by the Loan Parties.

                           (o) If requested, the Administrative Agent shall have received a solvency certificate from the chief financial officer of the Company which shall document the solvency of the Company and its subsidiaries after giving effect to the Acquisition and the other transactions contemplated hereby.

                           (p) The Administrative Agent shall have received such legal opinions as Administrative Agent may reasonably request.

                           (q) The Administrative Agent shall have received such other documents, agreements, certificates and opinions to be executed or delivered, or relating to the transactions contemplated, on or prior to the closing date as the Administrative Agent or the Lenders may request.

                           (r) The Loan Parties shall have obtained all governmental and third party approvals necessary in connection with the Acquisition, the financing contemplated hereby and the continuing operations of the Loan Parties shall have been obtained on terms reasonably satisfactory to the Administrative Agent and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing thereof contemplated by the Facilities, except for such governmental and third party approvals the failure to obtain which could not individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, properties, results of operations or prospects of the Loan Parties taken as a whole.

                           (s) The Acquisition shall have been or shall concurrently be consummated in accordance with applicable law and on satisfactory terms. The documentation relating to the Acquisition (collectively, the "Acquisition Documents") shall have satisfactory terms and conditions, and no provision of such documentation shall have been waived, amended, supplemented or otherwise modified in any material respect. The Loan Parties shall have no debt other than the Facilities, and debt approved by the Administrative Agent. The capitalization and structure of the Loan Parties after the Acquisition shall be reasonably satisfactory in all respects.

                           (t) The Administrative Agent shall be satisfied that, since December 31, 2003, there has been no material adverse change in the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of the Loan Parties.

Ongoing Conditions:        The making of each extension of credit shall be
                           conditioned upon (a) the accuracy of all representations and warranties in the credit agreement and the other loan documents and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit.

Representations and        Those representations and warranties customarily
Warranties:                found in credit agreements for transactions of this
                           nature.

Affirmative Covenants:     Those affirmative covenants customarily found in
                           credit agreements for transactions of this nature.

Negative Covenants:        Those negative covenants customarily found in credit
                           agreements for transactions of this nature.

Financial Covenants:       To include, without limitation, the following
                           financial covenants (with covenant levels to be determined):

                           (i) Minimum Fixed Charge Coverage Ratio (the ratio of (i) EBITDA less cash taxes less capital expenditures to (ii) the sum of scheduled principal and interest expense) (tested quarterly);

                           (ii) Maximum Senior Leverage Ratio (the ratio of Senior Debt to trailing twelve month EBITDA) (tested quarterly); and

                           (iii)    Minimum Availability (all times test).

                           In the event that availability exceeds $35.0 million (for period of time to be determined) financial covenants will not be tested.

Events of Default:         Those events of default customarily found in credit
                           agreements for transactions of this nature.

Lockbox Collections/       Payments from all of the Company's customers shall be
Disbursement:              mailed directly to a lockbox at LaSalle. The company
                           will also maintain its primary operating accounts at LaSalle.

Expenses;                  Upon acceptance of the Term Sheet, the Company agrees
Indemnification:           to pay all reasonable costs and expenses associated
                           with the preparation, due diligence, administration, syndication and enforcement of all documentation executed in connection with the Facilities, including, without limitation, legal fees of counsel to the Administrative Agent regardless of whether or not the Facilities close.

                           Upon acceptance of this Term Sheet, the Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including all field examination and appraisal costs, all reasonable fees and charges of any counsel to the Administrative Agent, the reasonable allocable cost of internal legal services of the Administrative Agent, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses and any taxes) in connection with the preparation, execution and delivery (including the costs of Intralinks (or other similar transmission systems), if applicable) of this Term Sheet whether or not the Facilities close.

                           The Company shall indemnify the Administrative Agent, the Lenders and their respective directors, officers, affiliates, employees and agents from and against all losses, liabilities, claims damages or expenses relating to the Facilities and the Company's use of the Facilities, including, without limitation, reasonable attorneys' fees and settlement costs, except to the extent that such losses, liabilities, claims, damages or expenses are incurred by reason of the gross negligence of willful misconduct of the applicable indemnified person, as determined by a final, nonappealable judgment by a court of competent jurisdiction.

Taxes and Yield            The Company will indemnify the Lenders for
Protection:                withholding taxes. The definitive loan documents will
                           also contain customary tax gross-up, yield protection and breakage provisions.

Voting: Required Lenders shall be equal to 66-2/3% or more of commitments under the Facilities, except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount of, or extensions of the scheduled date of amortization or final maturity of, any loan, (ii) reductions in the rate of interest or any fee or extensions of any due date therefore, and (iii) increases in the amount or extension of the expiry date of any Lender's commitments and (b) the consent of 100% of the Lenders shall be required with respect to (i) modifications of the voting percentages and rights and (ii) releases of all or substantially all of the guarantees or all or substantially all of the collateral.

Syndication:               Upon acceptance of this term sheet, LaSalle may
                           initiate discussions with potential lenders relating to the syndication of the Facilities. LaSalle will syndicate the transaction with the assistance of the Company. Such assistance shall include, but not be limited to: (i) prompt assistance in the preparation of an information memorandum and verification of the accuracy and completeness of the information contained therein; (ii) preparation of other materials and projections by the Company and its advisors taking into account the proposed Facilities;
                           (iii) providing LaSalle with all information reasonably deemed necessary by LaSalle to successfully complete the syndication; (iv) confirmation as to the accuracy and completeness of such offering materials, projections and information and (v) participation of the Company's senior management in meetings and conference calls with potential lenders and rating agencies, if applicable, at such times and places as LaSalle may reasonably request.

                           Neither LaSalle nor any of its affiliates (i) can provide any assurances that a syndicate of Lenders can be arranged, and (ii) shall not have any liability should a syndicate not materialize. LaSalle intends to fully underwrite the loans on the closing date subject to receiving commitments from other Lenders acceptable to the Company and LaSalle. These Lenders shall have committed, on terms acceptable to the Company and LaSalle, in an amount no less than $150.0 million. Subsequent to the closing date, if less than all required commitments are obtained, the Agent may make adjustments to the pricing, structure, terms or amount of the Facilities required to effect a successful syndication. The agreement in the foregoing sentence shall survive closing of the loans and continue in effect until a successful syndication has been completed. For purposes of the foregoing, "successful syndication" means that LaSalle has achieved its target hold level of $50.0 million.

                           LaSalle may provide to industry trade organizations information with respect to the Facilities that is necessary and customary for inclusion in league table measurements.

Assignments and            Each Lender may at any time sell assignments in the
Participations:            Facilities to eligible financial institutions or
                           commercial banks in minimum amounts of $5.0 million
                           (or all of such Lender's remaining loans and commitments) subject to the consent of the Administrative Agent, the Issuing Lender (for assignments of the Revolving Credit Facility only) and (so long as no event of default has occurred and is continuing) the Company (which shall not be unreasonably withheld or delayed). Each Lender may sell participations in all or any part of the Facilities, provided such participants shall only have voting rights with respect to certain customary or affected Lender consent items.

Governing Law and          The loan documents will be governed by Illinois law.
Forum:                     The Loan Parties will submit to the jurisdiction and
                           venue of the federal and state courts located in Cook
                           County in the State of Illinois and will waive any right to trial by jury.

Counsel to the             To be determined.
Administrative Agent:

The Term Sheet does not attempt to describe all of the terms, conditions and requirements that would pertain to the Facilities, but rather is intended to outline certain basic items around which the Facilities will be structured. This Term Sheet is not intended to limit the scope of discussion or negotiation of any and all matters not inconsistent with the specific matters set forth herein. This Term Sheet does not constitute a commitment, a contract to provide a commitment or an offer to enter into a contract to provide the Facilities described herein. Such a commitment, contract or offer is subject to, among other things, completion of due diligence, obtaining the approval of all applicable credit committees and execution and delivery of definitive loan documentation.

                                                                         ANNEX I

                           INTERESTS AND CERTAIN FEES

Interest:                  Loans will bear interest at a rate per annum over the
                           Base Rate or the LIBOR Rate according to the Pricing
                           Grid set forth below based on the most recent quarter end Senior Leverage Ratio. Minimum pricing on the closing date and for a minimum period of nine months thereafter shall be set at Level II.

                                  PRICING GRID


                                                   REVOLVING CREDIT FACILITY            TERM LOAN
                                              ---------------------------------    ---------------------
                                     LIBOR    BASE RATE   NON-USE    LETTER OF     LIBOR       BASE RATE
LEVEL       SENIOR DEBT/EBITDA      MARGIN     MARGIN       FEE      CREDIT FEE    MARGIN       MARGIN
-----      -------------------      -------   ---------   --------   ----------    -------     ---------
  I            > or = 3.50x         275 bps      50 bps      50 bps    275 bps     325 bps      100 bps
 II      > or = 2.75x and < 3.50x   250 bps      25 bps      50 bps    250 bps     300 bps       75 bps
III      > or = 2.00x and < 2.75x   225 bps       0 bps      50 bps    225 bps     275 bps       50 bps
 IV              < 2.00x            200 bps       0 bps    37.5 bps    200 bps     250 bps       25 bps

                           LIBOR Rate: The London Interbank Offered Rate ("LIBOR") as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Administrative Agent in its sole discretion) for deposits in dollars for one, two or three month periods ("Interest Periods") as offered at 11:00 a.m. London time two (2) business days prior to the borrowing date (or three (3) business days prior to the commencement of such Interest Period if banks in London, were not open and dealing in offshore United States dollars on such second preceding business day), adjusted for statutory reserve requirements.

                           Base Rate: The higher of (a) the rate publicly announced from time to time by the Administrative Agent as its "prime rate" and (b) the Federal Funds Rate plus 0.5% per annum.

Calculations:              All calculations of interest and fees will be made on
                           the basis of a 360-day year and actual days elapsed.

Interest Payments:         Interest will be payable monthly in arrears on the
                           last day of each calendar month on Base Rate loans and on the last day of each Interest Period in the case of LIBOR loans.

Non-Use Fee:               A Non-Use Fee at a rate per annum determined by
                           reference to the Pricing Grid will be payable on the daily unutilized portion of the Revolving Credit
                           Facility. Such fee will be payable monthly in arrears on the last day of each calendar month. The undrawn amount of letters of credit will count as utilization of the Revolving Credit Facility for purposes of calculating this fee.

Letter of Credit Fees:     A letter of credit fee at a rate per annum determined
                           by reference to the Pricing Grid will be payable on the daily stated amount of all outstanding letters of credit. Such fee will be payable monthly in arrears on the last day of each calendar month. In addition, the Company will pay the Issuing Lender for its own account for each Letter of Credit (a) a fronting fee in the amount separately agreed to between the Company and the Issuing Lender and (b) such other standard issuance, negotiation, processing and/or administration fees as may be charged by the Issuing
                           Lender.

Default Rate:              Upon the occurrence and during the continuance of a
                           default, unless the Required Lenders otherwise consent, the obligations under the Facilities will bear interest at a rate equal to an additional two percent (2%) per annum over the rate otherwise applicable, with such interest payable on demand.
                           Imposition of the default rate will be automatic for payment and insolvency defaults.

Upfront Fees:              2.00% on the Facilities payable at close. It is
                           understood and agreed that no other Lender shall receive compensation from the Company in order to obtain its commitment therein.

Agency Fee:                $50,000 payable to the Administrative Agent at
                           closing and on each anniversary of the closing date.

Prepayment Fee:            1.00% in the first year after the closing date and
                           0.50% in second year.